As filed with the Securities and Exchange Commission on May 31, 2018

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM F-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

AMBOW EDUCATION HOLDING LTD.

(Exact name of Registrant as specified in its charter)

Cayman Islands	8200	Not Applicable
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

12th Floor, Tower 1, Financial Street
Chang’an Center, Shijingshan District, Beijing
100043 People’s Republic of China

Telephone: +86 (10) 6206-8000

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

C T Corporation System
111 Eighth Avenue
New York, New York 10011
(212) 894-8940

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Mitchell S. Nussbaum, Esq. Lawrence Venick, Esq. Loeb & Loeb LLP 345 Park Avenue New York, New York 10154 (212) 407-4000 - Telephone (212) 407-4990 – Facsimile	William S. Rosenstadt Ortoli | Rosenstadt LLP 501 Madison Avenue, 14th Floor New York, New York 10022-5616 (212) 829-8937- Telephone (212) 826-9307- Facsimile

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒ (File No. 333-220207)

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company ☐

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Proposed Maximum Aggregate Offering Price (1)(2)	Amount of Registration Fee
Class A Ordinary Shares, par value $0.003 per share (1)(2)(3)	$1,035,000	$128.86
Total	$1,035,000	$128.86 (4)

1)	Pursuant to Rule 462(b) under the Securities Act of 1933, as amended, the amount of securities being registered hereunder represents no more than 20% of the maximum aggregate offering price registered pursuant to the Registration Statement on Form F-1, as amended (File No. 333-220207) (the “Initial Registration Statement”). A total of $7,762,500 of securities were registered under the Initial Registration Statement. In no event will the aggregate amount of all securities issued by the registrant pursuant to this Registration Statement and the Initial Registration Statement exceed $8,797,500.

2)	Includes (a) 540,000 Class A ordinary shares represented by American Depository Shares (ADSs) that may be purchased by the underwriters pursuant to their option to purchase additional ADSs to cover over-allotments, if any, and (b) Class A ordinary shares initially offered and sold outside the United States that may be resold from time to time in the United States either as part of their distribution or within 40 days after the later of the effective date of this registration statement and the date the ordinary shares are first bona fide offered to the public. These Class A ordinary shares are not being registered for the purpose of sales outside the United States.

3)	ADSs issuable upon deposit of the Class A ordinary shares registered hereby have been registered under a separate registration statement on Form F-6 (Registration No. 333-168238). Each American Depositary Share represents two Class A ordinary shares.

4)	Calculated pursuant to Rule 457(o) under the Securities Act.

This Registration Statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) under the Securities Act of 1933.

EXPLANATORY NOTE

This registration statement is being filed pursuant to Rule 462(b) as promulgated under the Securities Act of 1933, as amended. Ambow Education Holding Ltd. (the “Registrant”) hereby incorporates by reference into this registration statement the contents of the Registration Statement on Form F-1, as amended (File No. 333-220207), including the exhibits thereto (the “Initial Registration Statement”), which was declared effective by the Securities and Exchange Commission on May 31, 2018.

In accordance with Rule 462(b) promulgated under the Securities Act, an additional amount of securities having a proposed maximum aggregate offering price of not more than 20% of the maximum aggregate offering price of the securities registered under the Initial Registration Statement are being registered. This registration statement is being filed with respect to the registration of an additional $1,035,000 maximum aggregate offering amount of Class A Ordinary Shares, which are described in the prospectus constituting a part of the Initial Registration Statement.

The required opinions of counsel and related consent and accountant’s consent are attached hereto and filed herewith.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item8.	Exhibits and Financial Statement Schedules

(a)	Exhibits

All exhibits filed or incorporated by reference in the Registrant’s Registration Statement on Form F-1, as amended (File No. 333-220207), are incorporated by reference into, and shall be deemed to be part of, this Registration Statement, except for the following, which are filed herewith:

5.1	Opinion of Walkers, Cayman Islands counsel to the Registrant, as to the validity of the ordinary shares being offered hereby.

23.1	Consent of Marcum Bernstein & Pinchuk LLP.

23.2	Consent of Walkers (included in Exhibit 5.1).

24.1*	Power of Attorney

* Previously filed on the signature page to the Registrant’s Registration Statement on Form F-1, as amended (File No. 333-220207), filed with the U.S. Securities and Exchange Commission on November 9, 2017 and incorporated by reference herein.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Registration Statement on Form F-1 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized on May 31, 2018.

AMBOW EDUCATION HOLDING LTD.

By:	/s/ Dr. Jin Huang
Name:	Jin Huang
Title:	President and Chief Executive Officer (Principal Executive Officer)

By:	/s/ Kia Jing Tan
Name:	Kia Jing Tan
Title:	Chief Financial Officer (Principal Financial and Accounting Officer)

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Dated: May 31, 2018	By:	/s/ Dr. Jin Huang
	Name:	Dr. Jin Huang
	Title:	President and Chief Executive Officer
(Principal Executive Officer)

Dated: May 31, 2018	By:	/s/ Kia Jing Tan
	Name:	Kia Jing Tan
	Title:	Chief Financial Officer (Principal Financial
and Accounting Officer)

Dated: May 31, 2018	By:	*
	Name:	Yanhui Ma
	Title:	Director

Dated: May 31, 2018	By:	*
	Name:	Yigong Justin Chen
	Title:	Director

Dated: May 31, 2018	By:	*
	Name:	Ping Wu
	Title:	Director

Dated: May 31, 2018	By:	*
	Name:	John Robert Porter
	Title:	Director

Dated: May 31, 2018	By:	*
	Name:	R. Ralph Parks
	Title:	Director

/s/ Jin Huang
* By: Jin Huang, as attorney-in-fact

SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the Securities Act of 1933, as amended, the undersigned, the duly authorized representative in the United States of Ambow Education Holdings Ltd., has signed this registration statement in New York, New York, United States of America May 31, 2018.

Authorized U.S. Representative

/s/ Mitchell S. Nussbaum
Mitchell S. Nussbaum, Esq.